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                          	 Diamond Hill
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                                 Investments


FOR IMMEDIATE RELEASE:
					Investor Contact:
					James F. Laird-Chief Financial Officer
					614-255-3353 (jlaird@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC.
ANNOUNCES SPECIAL DIVIDEND

	Columbus, Ohio - December 1, 2011 - Diamond Hill Investment Group, Inc. (NASDAQ:DHIL) today announced that its board of directors has approved a $5.00 per share cash dividend to shareholders of record on December 12, 2011 payable December 19, 2011. The Company expects the dividend will be characterized as qualified dividend income and that no portion of the dividend will represent a return of capital.


About Diamond Hill:
Diamond Hill is an independent investment management firm with significant employee ownership and $8.4 billion in assets under management as of October 31, 2011. The firm provides investment management services to institutions and individuals through mutual funds, institutional separate accounts, and private investment funds. Diamond Hill's entire investment team shares the same intrinsic value investment philosophy focused on absolute returns, and the firm's interests are firmly aligned with its clients through significant investment in its strategies. For more information on Diamond Hill, visit www.diamond-hill.com.


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            325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215
                         614-255-3333  fax 614-255-3363